UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2018 (May 17, 2018)

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-37401	46-5212033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067
(Address of principal executive offices) (Zip Code)

(615) 771-3052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07   Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 17, 2018. At the Annual Meeting, there were present in person or by proxy 17,109,403.4 shares of the Company's common stock, representing approximately 94.11% of the total outstanding eligible shares. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting of Stockholders.

1.    The election of five directors for one-year terms each to serve a one-year term, expiring in 2019.

The following five directors were elected based on the following vote total:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alan Gardner	14,755,601.4	166,169.0	2,187,633.0
Claire Gulmi	14,814,774.4	106,996.0	2,187,633.0
Robert Z. Hensley	14,755,802.4	165,968.0	2,187,633.0
R. Lawrence Van Horn	14,756,003.4	165,767.0	2,187,633.0
Timothy G. Wallace	14,670,351.4	251,419.0	2,187,633.0

2.    The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2018.

The shareholders ratified the appointment of BDO USA, LLP based on the following vote totals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,065,259.4	22,964.0	21,180.0	0.0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTHCARE TRUST INCORPORATED

	By:	/s/ W. Page Barnes W. Page Barnes Executive Vice President and Chief Financial Officer
Date: May 18, 2018

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